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                                                                    Exhibit 23.3


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Mace Security International, Inc. on Form S-3 to be filed on or about April 10, 2000 of our report dated April 2, 1999 on the consolidated financial statement (before restatement) of Mace Security International, Inc. (the "Company"), included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999, and to all references to our firm included in this registration statement.


                                    /s/ URBACH KAHN & WERLIN PC

Albany, New York
April 10, 2000